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                  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                                  VALLEY MEDIA, INC.


     Valley Media. Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The original Certificate of Incorporation (the "Original Certificate") of the Corporation was filed with the Secretary of State of the State of Delaware on December 5, 1997 under the name, Valleytemp, Inc.

     2. Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Original Certificate.

     3. The terms and provisions of this Amended and Restated Certificate of Incorporation have been duly adopted pursuant to the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

     4. The text of the Original Certificate is hereby restated and further amended to read in its entirety as follows:

     FIRST.  The name of the corporation is Valley Media, Inc.

     SECOND. The address of the corporation's registered office in the State of Delaware is 15 East North Street, Dover, County of Kent. The name of its registered agent at that address is Incorporating Services, Ltd.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH.

          (A) The corporation is authorized to issue two classes of stock, preferred stock and common stock. The authorized number of shares of capital stock is 22,000,000 shares, of which the authorized number of shares of preferred stock is 2,000,000 and the authorized number of shares of common stock is 20,000,000. The stock, whether preferred stock or common stock, shall have a par value of one-tenth of one cent ($0.001) per share.



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          (B)  Shares of preferred stock may be issued from time to time in one or more series. Subject to the restrictions prescribed by law, the Board of Directors of the corporation is hereby authorized to fix or alter the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock; and to fix the number of shares constituting any such series and the designation thereof; and to increase or decrease the number of shares of any series of preferred stock (but not below the number of shares thereof then outstanding).

     FIFTH.  The name and address of the incorporator is:

                                   Steven F. Lewis
                            c/o Howard, Rice, Nemerovski,
                                Canady, Falk & Rabkin
                              A Professional Corporation
                         Three Embarcadero Center, Suite 700
                        San Francisco, California  94111-4065

     SIXTH. The Board of Directors of the corporation is expressly authorized to make, alter or repeal bylaws of the corporation, but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.

     SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

     The directors shall be divided into three classes (I, II, III). The number of directors comprising each class (assuming no vacancy in any class) shall be as nearly equal in number as possible based upon the number of directors comprising the entire Board of Directors. The Board shall, at or before the first meeting of the Board of Directors following the time of filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), designate the class to which each director then serving shall be a member. The initial terms of the directors in Class I shall extend until the first annual meeting of stockholders following the Effective Time; the initial term of directors in Class II shall extend until the second annual meeting of the stockholders following the Effective Time; and the initial terms of the directors in Class III shall extend until the third annual meeting of stockholders following the Effective Time. At each annual meeting of stockholders, successors to directors of the class whose term expires at such meeting will be elected to serve for three-year


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terms and until their successors are elected and qualified.

     Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled by the Board of Directors (and not by the stockholders unless there are no directors then in office), provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. A director elected to fill a newly created directorship or other vacancy shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and qualified.

     EIGHTH. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article EIGHTH, nor the adoption of any provision of the Certificate of Incorporation or bylaws or of any statute inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any acts or omissions occurring, or any causes of action, suits or claims that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     NINTH. The corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained herein, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other person whomsoever by or pursuant to the Certificate of Incorporation in its present form or as hereafter amended are granted, subject to the rights reserved in this Article NINTH.

     TENTH. Subject to the rights, if any, of holders of any class or series of Preferred Stock then outstanding, (i) stockholders are not permitted to call a special meeting of stockholders or to require the Board of Directors or officers of the Corporation to call such a special meeting, (ii) a special


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meeting of stockholders may only be called by a majority of the Board of
Directors or by the Chief Executive Officer, (iii) the business permitted to be conducted at a special meeting of stockholders shall be limited to matters properly brought before the meeting by or at the direction of the Board of Directors, and (iv) any action required or permitted to be taken by the stockholders must be taken at a duly called and convened annual meeting or special meeting of stockholders and cannot be taken by consent in writing; provided, however, that the provisions of the foregoing clause (iv) shall not apply prior to the consummation of an initial underwritten public offering of the Corporation's Common Stock that is registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed this ____ day of December, 1998.

                              Valley Media, Inc.


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